Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Financial Highlights" in the Prospectus and to the incorporation by reference in this Post-Effective Amendment No. 43 to the Registration Statement (Form N1-A) (No. 811-3493) of American Federation of Labor and Congress of Industrial Organizations Housing Investment Trust of our report dated January 8, 2003, included in the 2003 Annual Report.


/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
April 24, 2003